                                                                    EXHIBIT 1.01


                               5,500,000 Warrants

                       SALOMON SMITH BARNEY HOLDINGS INC.
                    Call Warrants on the 1999 TEN+(SM) Index
                          Expiring on October 11, 2001

                             UNDERWRITING AGREEMENT


                                                                October 11, 1999

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

         Salomon Smith Barney Holdings Inc., a New York corporation (the successor by merger to Salomon Smith Barney Holdings Inc., a Delaware corporation) (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell 5,500,000 of its 1999 TEN+SM Index Call Warrants (the "Warrants") to you, as underwriter (the "Underwriter").

         The Warrants are to be issued pursuant to a Warrant Agreement, dated as of October 15, 1999, among the Company, Citibank, N.A., as Warrant Agent (the "Warrant Agent") and Salomon Smith Barney Inc., as Determination Agent.

         Each Warrant will entitle the holder thereof, upon exercise, to receive from the Company, an amount in cash calculated by reference to increases, if any, in the 1999 TEN+ Index, which consists of a diversified basket of the common stocks of fifteen corporations operating in several industry groups.

         The Company wishes to confirm as follows its agreement with you, in connection with your purchase of the Warrants as the Underwriter.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1.

                  (a) A registration statement on Form S-3 (File No. 333-38931), including a prospectus, relating to the Warrants has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement; any such amendment to the Registration Statement was so prepared and filed and any such amendment has become effective. A prospectus supplement (the "Prospectus Supplement"), including a prospectus, relating to the Warrants has been so prepared and will be filed pursuant to Rule 424 under the Act. Copies of such registration statement and prospectus, any such amendment or supplement, the Prospectus Supplement and all documents incorporated by reference therein which were filed with the

Commission on or prior to the date hereof have been delivered to you. Such registration statement and prospectus, as amended or supplemented to the date hereof, are hereinafter collectively referred to as the "Registration Statement" and the "Prospectus," respectively. Any references herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed with the Commission on or prior to the date hereof, and any reference to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document with the Commission deemed to be incorporated by reference therein after the date hereof.

                  (b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Registration Statement and the Prospectus, as of the date hereof and at the Closing Date (as hereinafter defined), and any amendment or supplement thereto, conformed or will conform in all material respects to the requirements of the Act, and the Rules and Regulations; and no such document included or will include an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you or on your behalf, specifically for use in the preparation thereof.

                  (c) The documents incorporated by reference in the Registration Statement or Prospectus, when they became effective or were filed with the Commission, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), conformed and any documents so filed and incorporated by reference after the date hereof will, when they are filed with the Commission, conform, in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you, as Underwriter, and you, as Underwriter, agree, to purchase from the Company, at a purchase price of $3.25 per Warrant, 5,500,000 Warrants.

         3. Delivery and Payment. Delivery of and payment for the Warrants shall be made at 10:00 AM, New York City time, on October 15, 1999, or at such time on such later date not more than three Business Days after the foregoing date as you shall designate (such date and time of delivery and payment for the Warrants being herein referred to as the "Closing Date"). Delivery of the Warrants shall be made to you, as Underwriter, for your account against payment by you, as Underwriter, of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Warrants shall be made through the facilities of The Depository Trust Company unless you shall otherwise instruct.

         4. Agreements of the Company. The Company agrees with you, as Underwriter, as follows:

                  (a) The Company will cause the Prospectus Supplement to be filed pursuant to Rule 424 under the Act and will notify you promptly of such filing. During the period in which a prospectus relating to the Warrants is required to be delivered under the Act, the Company will notify you promptly of the time when any amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus, which, in your opinion, may be necessary or advisable in connection with the distribution of the Warrants by you, as Underwriter; the Company will file no amendment or supplement to the Registration Statement or the Prospectus (other than any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference therein) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing; and the Company will furnish to you at or prior to the filing thereof a copy of any such prospectus supplement or any document which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

                  (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Warrants for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                  (c) Within the time during which a prospectus relating to the Warrants is required to be delivered under the Act, the Company will comply with all requirements imposed upon the Company by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Warrants as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company will promptly notify you and you will amend or supplement the Registration Statement or the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                  (d) The Company will use its best efforts to qualify the Warrants for sale under the securities laws of such jurisdictions as you reasonably designate, to maintain such qualifications in effect so long as required for the distribution of the Warrants and, if requested by you, as Underwriter, to arrange for the determination of the legality of the Warrants for purchase by institutional investors, except that the Company shall not be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (e) The Company will furnish to you, as Underwriter, copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein), and all amendments and supplements to the Registration Statement or the Prospectus which are filed with the Commission during the period in which a prospectus relating to the Warrants is required to be delivered under the Act (including all documents filed with the Commission during such period which are deemed to be incorporated by reference therein), in each case in such quantities as you may from time to time reasonably request.

                  (f) So long as any of the Warrants are outstanding, the Company agrees to furnish to you, upon your request (i) as soon as available, copies of all reports to the Company's security holders generally and (ii) all reports and financial statements filed by or on behalf of the Company with the Commission or on any national securities exchange.

                  (g) The Company will make generally available to its security holders and to you as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) of the Company covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424 under the Act, which shall satisfy the provisions of Section 11(a) of the Act.

                  (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Warrants, all fees and expenses of the Company's counsel and accountants, and all costs and expenses incident to the preparing, printing, filing and distributing of all documents relating to the offering, and will reimburse you, as Underwriter, for any expenses (including fees and disbursements of counsel) incurred by you in connection with the matters referred to in Section 4(d) hereof and the preparation of memoranda relating thereto, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Warrants, and for any fees charged by investment rating agencies for rating the Warrants. If the sale of Warrants provided for in this Agreement is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse you, as Underwriter, for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by you, as Underwriter, in connection with the proposed purchase and sale of the Warrants.

                  (i) The Company agrees, during the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to offer, sell or otherwise dispose of any Warrants or any other securities (including any backup undertakings for such securities) of the Company, in each case that are substantially similar to the Warrants, or any securities convertible into or exchangeable for the Warrants or such substantially similar securities of the Company, without the prior written consent of Salomon Smith Barney Inc.

         5. Conditions of Underwriter's Obligations. The obligations of you, as Underwriter, to purchase and pay for the Warrants as provided herein shall be subject to the accuracy, as of the date of this Agreement and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in your judgment, materially impairs the investment quality of the Warrants; (ii) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Warrants.

                  (c) You shall have received an opinion, dated the Closing Date, of Joan Guggenheimer, Esq., General Counsel of the Company, substantially in the form attached hereto as Exhibit A.

                  (d) You shall have received an opinion, dated the Closing Date, of Cleary, Gottlieb, Steen & Hamilton, special tax counsel to the Company, substantially in the form attached hereto as Exhibit B.

                  (e) You shall have received an opinion, dated the Closing Date, of Seward & Kissel, counsel to the Warrant Agent, substantially in the form attached hereto as Exhibit C.

                  (f) You shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Warrants, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) The Company shall each have furnished to you a certificate, dated the Closing Date, signed by the Chief Executive Officer, any Vice Chairman, the Senior Executive Vice President and Chief Financial Officer, the Executive Vice President and Treasurer, or any Deputy Treasurer and by the Executive Vice President and Controller or principal financial or accounting officer of the Company, to the effect that each signatory of such certificate has carefully examined the Registration Statement, as amended as of the date of such certificate, the Prospectus, as amended and supplemented as of the date of such certificate, and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened;

                           (iii) the Registration Statement, including any
                  supplements or amendments thereto, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, including any supplements or amendments thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement there has not occurred any event concerning which information is required to be contained in an amended or supplemented Prospectus concerning which such information is not contained therein; and

                           (iv) there have been no material adverse changes in
                  the general affairs of the Company and its subsidiaries taken as a whole or in its financial position as shown by information contained in the Registration Statement and the Prospectus, other than changes disclosed in or contemplated by the Registration Statement and the Prospectus.

                  (h) PricewaterhouseCoopers LLP or another nationally recognized independent accounting firm shall have furnished to you a letter or letters, dated the Closing Date, substantially in the form heretofore approved by you.

                  (i) The Warrants shall have been registered under the Exchange Act and shall have been listed or approved for listing, upon notice of issuance, on the CBOE.

                  (j) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

         6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless you, as Underwriter, against any losses, claims, damages or liabilities, joint or several, to which you, as Underwriter, may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse you, as Underwriter, for any legal or other expenses reasonably incurred by you in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of you, as Underwriter, specifically for use in the preparation thereof.

                  (b) You, as Underwriter, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any unrelated preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of you, as Underwriter, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you, as Underwriter, on the other from the offering of the Warrants, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and you, as Underwriter, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you, as Underwriter, on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Warrants (before deducting expenses) received by the Company bear to the total amount of Underwriter Compensation received by you, as Underwriter, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you, as Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and you, as Underwriter, agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), you, as Underwriter, shall be required to contribute any amount in excess of the amount by which the total price at which the Warrants underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages which you, as Underwriter, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (d) of the notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (d) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this subsection (d).

                  (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act; and the obligations of you, as Underwriter, under this Section 6 shall be in addition to any liability which you, as Underwriter, may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement, and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

         7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreement of you, as Underwriter, contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, as Underwriter, or any controlling persons, or the Company or any of its officers, directors or any controlling persons and shall survive delivery of and payment for the Warrants.

         8. Termination of Agreement. You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform, in any material respect, any agreement on its part to be performed hereunder, or (ii) any other condition of the Underwriter's obligations is not fulfilled in all material respects. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h) and Section 6 shall at all times be effective. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, telecopy or telegram, confirmed by letter.

         9. Notices. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered
(i) if to the Company, at the office of the Company at 388 Greenwich Street, New York, New York 10013, Attention: Treasurer; or (ii) if to you, as Underwriter, care of Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Equity Derivatives Department.

         10. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person shall have any right or obligation hereunder.

         11. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         12. Counterparts. This Agreement may be executed by one or more of you and the Company in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same Agreement.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                                           Very truly yours,

                                           SALOMON SMITH BARNEY HOLDINGS INC.



                                           By__________________________________
                                             Name:
                                             Title:


Confirmed as of the date first above mentioned, SALOMON SMITH BARNEY INC., as Underwriter


By________________________________
  Name:
  Title: